UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 12, 2020

Date of Report (Date of earliest event reported)

GLASSBRIDGE ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 East 57th Street, Suite 1-A New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 220-3300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2020, the board of directors (the “Board”) of GlassBridge Enterprises, Inc. (the “Company”) approved an increase in the annual per director compensation of each member of the Board from $20,000 per annum to $60,000 per annum, and from $70,000 to $90,000 per annum for the chairman of the Board (the “Increased Compensation”). In addition to the Increased Compensation, both the chairman of the audit committee of the Company and the chairman of the finance committee of the Company will receive additional cash compensation of $75,000 per annum.

In connection with transactions consummated July 21, 2020, previously reported, the Board authorized a $425,000 bonus to Daniel Strauss, the Company’s chief executive officer.

On August 12, 2020, Adara Enterprises Corp. (“AEC”), a majority-owned subsidiary of the Company, approved the award of a one-time payment of $37,500 to each member of the board of directors of AEC. Mr. Strauss and Francis Ruchalski, the Company’s chief financial officer, are members of the AEC board.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2020

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer

3